Exhibit 99.1

For Immediate Release
May 31, 2006
CONTACT:
Doral Financial Corporation

Investor Relations	Media Contact
Richard F. Bonini (212) 329-3733	Lucienne Gigante (212) 329-3733
DORAL FINANCIAL CORPORATION COMPLETES SALE OF APPROXIMATELY
$2.5 BILLION OF MORTGAGE LOANS
RESTRUCTURES LOAN TRANSFERS TO FIRSTBANK
SAN JUAN, Puerto Rico — May 31, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services holding company, today reported that it had successfully completed the sale of approximately $2.5 billion in mortgage loans to an affiliate of Deutsche Bank Securities Inc. Except for approximately $100 million in mortgage loans that were not previously transferred to FirstBank Puerto Rico (“FirstBank”), all the mortgage loans sold had been previously transferred to FirstBank in several transactions occurring between the years 2000 and 2004.
The sale of these mortgage loans is part of Doral’s initiative to restructure the terms of certain prior mortgage loan transfers and related servicing arrangements, which were recharacterized as secured borrowings as part of the previously announced restatement process. The transactions are expected to have a positive impact on Doral’s regulatory capital ratios.
In addition, as part of this process, on May 25, 2006, Doral entered into credit agreements with FirstBank to document as secured borrowings the loan transfers between the parties that prior to the restatement had been accounted for as sales. The aggregate amount of the borrowings documented under the credit agreements is approximately $2.9 billion. The agreements are secured by a pledge of the mortgage loans that were previously transferred by Doral to FirstBank. After the repayment of loans from the proceeds of the sale of these mortgage loans, the aggregate unpaid balance of the loans was reduced to approximately $450 million.
Doral filed today, May 31, 2006, with the Securities and Exchange Commission, a Current Report on Form 8-K in which these transactions are described. The Form 8-K can be accessed through the SEC’s website at www.sec.gov or on the investor relations page of Doral’s website at www.doralfinancial.com.
Doral Financial Corporation is the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	the Company’s ability to satisfy certain reporting covenants under its indentures;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing in SEC investigation or the request for information from the U.S. Attorney’s Office for the Southern District of New York;

•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	potential downgrades in the credit ratings of our securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.